Exhibit 5.1

Nicole C. Brookshire

+1 617 937 2357

nbrookshire@cooley.com

July 12, 2021

CS Disco, Inc.

3700 N. Capitol of Texas Hwy.

Suite 150

Austin, TX 78746

Ladies and Gentlemen:

We have acted as counsel to CS Disco, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-257435) on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 7,700,000 shares of the Company’s common stock, par value $0.005 (“Shares”), which consists of (i) 7,000,000 Shares to be sold by the Company (the “Company Base Shares”), (ii) up to 500,000 Shares that may be sold by the Company upon exercise of an option to purchase additional Shares granted to the underwriters (the “Company Shoe Shares,” together with the Company Base Shares, the “Company Shares”) and (iii) up to 200,000 Shares that may be sold by the selling stockholder identified in the Registration Statement upon exercise of an option to purchase additional Shares granted to the underwriters (the “Stockholder Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws filed as Exhibits 3.2 and 3.4, to the Registration Statement, respectively, each of which is to be in effect prior to the closing of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that (a) the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof and (b) the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) is filed with the Delaware Secretary of State before issuance of the Shares.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery by all persons other than the Company of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (ii) the Stockholder Shares have been validly issued and are fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Cooley LLP 500 Boylston Street 14th Floor, Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com

CS Disco, Inc.

July 12, 2021

Page Two

Sincerely,

Cooley LLP

By:	/s/ Nicole Brookshire
Nicole Brookshire

Cooley LLP 500 Boylston Street 14th Floor, Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com